THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS. SEE
REVERSE SIDE.

NUMBER 000	SHARES 0

Organized Under the Laws of the State of Delaware

Andatee China Marine Fuel Services Corporation

Common Stock
Authorized Shares 50,000,000	Cusip ___________

This Certifies that                                                           Specimen                                                                      is the

registered holder of                                                        Zero and no/100                                                            Shares

of the fully paid and nonassessable shares of the par value of $.001 each of Common Stock of

Andatee China Marine Fuel Services Corporation

Transferable only on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Corporation and the  facsimile signatures of its duly authorized officers.

President	Secretary

Seal
2009
Delaware

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT - ___________ Custodian __________
TEN ENT – as tenants by the entireties	(Cust) (Minor)
JT TEN – as joint tenants with right of survivorship under and not as tenants in common	Uniform Gifts to Minors Act ______ (State)

Additional Abbreviations may also be used though not in the above list.

Andatee China Marine Fuel Services Corporation

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________________ Attorney to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated _______________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).